                                 EXHIBIT 23(a)

Independent Auditor's Consent


The Board of Directors
Summit Technology, Inc.



We consent to the use of our reports incorporated therein by reference in the prospectus.



                                        KPMG Peat Marwick LLP


July 18, 1995